Exhibit 10.8
Securities Purchase
Assignment and Assumption Agreement
     This Securities Purchase Assignment and Assumption Agreement (the “Agreement”) is made and entered into as of June 10, 2009 by and between Risk Transfer Holdings, Inc. (“RTH”), Risk Transfer Programs, LLC (“RTP”) and Specialty Underwriters’ Alliance, Inc. (the “Company”).
     WHEREAS, RTH wishes to transfer to RTP the rights, authority and obligations as Partner Agent, as defined by the Amended and Restated SUA Insurance Company Partner Agent Program Agreement (the “Partner Agent Agreement”) dated June 10, 2009 and entered into by the Company and RTH;
     WHEREAS, in connection with the Partner Agent Agreement, RTH entered into an Amended and Restated Securities Purchase Agreement with SUA Insurance Company dated June 10, 2005, as amended (the “Securities Purchase Agreement”), pursuant to which RTH purchased 131,014 shares of Class B common stock, par value $0.01 per share (the “Class B Shares”), for $1 million;
     WHEREAS, it is the policy of the Company to require each of its Partner Agents to have an equity investment in the Company;
     NOW, THEREFORE, RTH intends to transfer to RTP 131,014 Class B Shares, and in consideration of the mutual agreements and covenants set forth herein and in accordance with Section 9(b) of the Securities Purchase Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:
1.   RTH hereby transfers and assigns all its rights, authority and obligations as
Purchaser as set forth and contained in the Securities Purchase Agreement.
2.   RTP hereby assumes all the rights, authority and obligations of RTH under the Securities Purchase Agreement as if RTP was the Purchaser as such term is defined in the Securities Purchase Agreement, and also agrees to be fully bound by the terms and conditions set forth in the Securities Purchase Agreement.
3.   The Company hereby acknowledges and agrees pursuant to Section 7 of the Securities Purchase Agreement to the transfer of 131,014 Class B Shares from RTH to RTP.
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     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized representatives of the parties hereto as of the date written above.
SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

By:	/s/ Daniel A. Cacchione
Name:	Daniel A. Cacchione
Title:	Senior Vice President, Chief Underwriting Officer

RISK TRANSFER HOLDINGS, INC.

By:	/s/ Paul R. Hughes
Name:	Paul R. Hughes
Title:	Chief Executive Officer

RISK TRANSFER PROGRAMS, LLC

By:	/s/ Paul R. Hughes
Name:	Paul R. Hughes
Title:	Chief Executive Officer